Exhibit 10(t)

Loan No. RIA685S01G

REVOLVING CREDIT SUPPLEMENT

          THIS SUPPLEMENT to the Master Loan Agreement dated June 24, 2004 (the “MLA”), is entered into as of November 15, 2010 between CoBANK, ACB (“CoBank”) and MINN-DAK FARMERS COOPERATIVE, Wahpeton, North Dakota (the “Company”), and amends and restates the Supplement dated December 11, 2009 and numbered RIA685S01F.

          SECTION 1. The Revolving Credit Facility. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company in an aggregate principal amount not to exceed, at any one time outstanding: (A) $85,000,000.00 during the period commencing on the date hereof, and ending on and including May 31, 2011; and (B) $45,000,000.00 during the period commencing on June 1, 2011 and ending on and including December 31, 2011 (the “Commitment”). Within the limits of the Commitment, the Company may borrow, repay, and reborrow.

          SECTION 2. Purpose. The purpose of the Commitment is to finance the operating needs of the Company.

          SECTION 3. Term. Intentionally Omitted.

          SECTION 4. Interest. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

               (A)     One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/l00th and adjusted for reserves required on “Eurocurrency Liabilities” [as hereinafter defined] for banks subject to “FRB Regulation D” [as hereinafter defined] or required by any other federal law or regulation) per annum equal at all times to 2.50% above the rate quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time for the offering of one (l)-month U.S. dollars deposits, as published by Bloomberg or another major information vendor listed on BBA’s official website on the first “U.S. Banking Day” (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate shall be reset automatically, without the necessity of notice being provided to the Company or any other party, on the first “U.S. Banking Day” of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option. Information about the then- current rate shall be made available upon telephonic request. For purposes hereof: (1) “U.S. Banking Day” shall mean a day on which CoBank is open for business and banks are open for business in New York, New York; (2) “Eurocurrency Liabilities” shall have the meaning as set forth in “FRB Regulation D”; and (3) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

               (B)     Quoted Rate. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be ten.

Revolving Credit Supplement RIA685S01G	-2-
MINN-DAK FARMERS COOPERATIVE
Wahpeton, North Dakota

               (C)      LIBOR. At a fixed rate per annum equal to “LIBOR” (as hereinafter defined) plus 2.50%, Under this option: (1) rates may be fixed for “Interest Periods” (as hereinafter defined) of 1, 2, 3, or 6 months as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be ten; and (4) rates may only be fixed on a “Banking Day” (as hereinafter defined) on three Banking Days’ prior written notice. For purposes hereof: (a) “LIBOR” shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on “Eurocurrency Liabilities” [as hereinafter defined] for banks subject to “FRB Regulation D” [as herein defined] or required by any other federal law or regulation) quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company; as published by Bloomberg or another major information vendor listed on BBA’s official website; (b) “Banking Day” shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England: (c) “Interest Period” shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2,3, or 6 months thereafter, as the case may be: provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” shall have meaning as set forth in “FRB Regulation D”; and (e) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by CoBank not later than 12:00 Noon Company’s local time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon CoBank’s request. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company; provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at CoBank’s option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than three months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

Revolving Credit Supplement RIA685S01G	-3-
MINN-DAK FARMERS COOPERATIVE
Wahpeton, North Dakota

          SECTION 5. Promissory Note. The Company promises to repay the unpaid principal balance of the loans on the last day of the term of the Commitment, except that on June 1, 2011, the Company promises to pay so much of the loans as is necessary to reduce the outstanding balance of the loans to the limit of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

          SECTION 6. Letters of Credit. If agreeable to CoBank in its sole discretion in each instance, in addition to loans, the Company may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after CoBank’s receipt of a duly completed and executed copy of CoBank’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. Any draw under any letter of credit issued hereunder shall be deemed a loan under the Commitment and shall be repaid in accordance with this Supplement. Each letter of credit must be in form and content acceptable to CoBank and must expire no later than the maturity date of the Commitment.

          SECTION 7. Security. The Company’s obligations hereunder and to the extent related hereto, the MLA, shall be secured as provided in the Security Section of the MLA, including without limitation as a future advance under any existing mortgage or deed of trust.

          SECTION 8. Amendment Fee. In consideration of the amendment, the Company agrees to pay to CoBank an amendment fee in the amount agreed upon in the Fee Letter dated November 15, 2010.

          SECTION 9. Commitment Fee. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 0.375% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

          IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	MINN-DAK FARMERS COOPERATIVE

By:	By:

Title:	Title:	EVP & CFO

36380096
CoBANK, ACB
INCUMBENCY CERTIFICATE
The undersigned, as Secretary of the Company named below, hereby certifies that the following persons are the current, duly elected or appointed Officers enumerated in applicable Resolutions of the Company’s Board of Directors and that the following are the specimen signatures of those Officers:
OFFICERS

NOTE: INSERT THE NAMES AND OBTAIN THE SIGNATURES OF ONLY THOSE OFFICER AUTHORIZED BY THE RESOLUTION REFFERED TO ABOVE

CHAIRPERSON	VICE CHAIRPERSON

Signature	Signature

TYPE or PRINT name: Douglas Etten	TYPE or PRINT name: Brent Davision

PRESIDENT	EXECUTIVE VICE PRESIDENT & CFO

Signature	Signature

TYPE or PRINT name: David H. Roche	TYPE or PRINT name: Steven M. Caspers

TREASURER	SECRETARY

Signature	Signature

TYPE or PRINT name: Russell Mauch	TYPE or PRINT name: Charles Steiner

TITLE:	TITLE:

Signature	Signature

TYPE or PRINT name	TYPE or PRINT name

TITLE:	TITLE:

Signature	Signature

TYPE or PRINT name	TYPE or PRINT name

Dated this 10th day of November, 2010
Change of address? ☐ Yes [No MINN-DAK FARMERS COOPERATIVE 7525 Red River Road Wahpeton, North Dakota 58075-9698 Phone: (701) 642-8411 Fax No: (701) 642-6814

Secretary: Charles Steiner

Annual Meeting Month: December

Loan No. RIA685T04A

SINGLE ADVANCE TERM LOAN SUPPLEMENT

          THIS SUPPLEMENT to the Master Loan Agreement dated June 24, 2004 (the “MLA”), is entered into as of October 23, 2008 between CoBANK, ACB (“CoBank”) and MINN-DAK FARMERS COOPERATIVE, Wahpeton, North Dakota (the “Company”), and amends and restates the Supplement dated May 12, 2006 and numbered RIA685T04.

          SECTION 1.     The Term Loan Commitment. On the terms and conditions set forth in the MLA, CoBank agrees to make an additional single advance loan to the Company in an amount whereby the total amount outstanding does not exceed $25,789,655.20 (the “Commitment”). The Commitment shall expire at 12:00 Noon (Company’s local time) on the date of closing, or on such later date as CoBank may, in its sole discretion, authorize in writing.

          SECTION 2.     Purpose. The purpose of the Commitment is for general operating purposes.

          SECTION 3.     Interest. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

                 (A)     7-Day LIBOR Index Rate. At a rate (rounded upward to the nearest l/100th and adjusted for reserves required on “Eurocurrency Liabilities” [as hereinafter defined] for banks subject to “FRB Regulation D” [as hereinafter defined] or required by any other federal law or regulation) per annum equal at all times to the annual rate quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time for the offering of seven-day U.S. dollars deposits, as published by Bloomberg or another major information vendor listed on BBA’s official website on the first U.S. Banking Day (as hereinafter defined) in each week with such rate to change weekly on such day, plus the Performance Pricing Adjustment, if any set forth in Section 3(D) below. The rate shall be reset automatically, without the necessity of notice being provided to the Company or any other party, on the first U.S. Banking Day of each succeeding week and each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request. For purposes hereof: (a) “U.S. Banking Day” shall mean a day on which CoBank is open for business and banks are open for business in New York, New York; (b) “Eurocurrency Liabilities” shall have meaning as set forth in “FRB Regulation D”; and (c) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

                 (B)     Quoted Rate. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 180 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be ten.

                 (C)     LIBOR. At a fixed rate per annum equal to “LIBOR” (as hereinafter defined) plus the Performance Pricing Adjustments, if any, set forth in Section 3(D) below. Under this option: (1) rates may be fixed for “Interest Periods” (as hereinafter defined) of 1, 2, 3, 6, 9, or 12 months as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be ten; and (4) rates may only be fixed on a “Banking Day” (as hereinafter defined) on three Banking Days’ prior written notice. For purposes hereof: (a) “LIBOR” shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on

Single Advance Term Loan Supplement RIA685T04A	-2-
Minn-Dak Farmers Cooperative
Wahpeton, North Dakota

“Eurocurrency Liabilities” [as hereinafter defined] for banks subject to “FRB Regulation D” [as herein defined] or required by any other federal law or regulation) quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company; as published by Bloomberg or another major information vendor listed on BBA’s official website; (b) “Banking Day” shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) “Interest Period” shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, 6, 9, or 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” shall have meaning as set forth in “FRB Regulation D”; and (e) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

                 (D)     Performance Pricing Adjustments. The interest rate spread parameters set forth in Subsections (A) and (C) above shall be either increased or decreased in accordance with the following schedule:

Performance Level	Pricing Leverage Ratio*	LIBOR Spread
Level 1	Lesser than or equal to .35 to 1	1.40%
Level 2	Lesser than or equal to .45 to 1	1.65%
Level 3	Greater than .45 to 1	2.15%

*The Pricing Leverage Ratio (for determining LIBOR Spread as indicated in subsection (D) above and the Commitment Fee as indicated in Section 6(A) below) is defined as: (long term debt + capital leases) divided by (long term debt + capital leases + Equity + Minority Interests (as defined in the Company’s financial statements)), all as determined in accordance with GAAP consistently applied.

The applicable interest rate adjustment shall: (i) be considered as of each fiscal quarter end based on interim financial information provided by the Company within 20 working days of quarter end; (ii) become effective as of the first day of the month following receipt of such information by CoBank; and (iii) shall be effective on a prospective basis only and shall not affect existing fixed rate pricing.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by CoBank not later than 12:00 Noon Company’s local time in order to be considered to have been received on that day; provided, however, that in the case of

Single Advance Term Loan Supplement RIA685T04A	-3-
Minn-Dak Farmers Cooperative
Wahpeton, North Dakota

LIBOR rate loans, all such elections must be confirmed in writing upon CoBank’s request. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company; provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at CoBank’s option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than three months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

          SECTION 4. Promissory Note. The Company promises to repay the loan as follows: (1) in 30 equal, consecutive quarterly installments of $831,924.36, with the first such installment due on February 20, 2009, and the last such installment due on May 20, 2016, and (2) followed by a final installment in an amount equal to the remaining unpaid principal balance of the loans on August 20, 2016. If any installment due date is not a day on which CoBank is open for business, then such installment shall be due and payable on the next day on which CoBank is open for business. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loan at the rate and at the times set forth above. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

          SECTION 5. Prepayment. Subject to the broken funding surcharge provision of the MLA, the Company may on one Business Day’s prior written notice prepay all or any portion of the loan(s). Unless otherwise agreed by CoBank, all prepayments will be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as CoBank shall specify.

          SECTION 6. Security. The Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in the Security Section of the MLA, including without limitation as a future advance under any existing mortgage or deed of trust.

          IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	MINN-DAK FARMERS COOPERATIVE

By:	By:

Title:	Title:	EXEC. V.P. & C.F.O.

Invoice

Billing Date:	October 27, 2008

Customer Number:	36380096

Customer Name:	Minn-Dak Farmers Cooperative
Customer Address:	7525 Red River Road
City/State/Zip:	Wahpeton, North Dakota 58075-9698

Billing Detail

Amendment Fee	$50,000.00
Agreement Number	RIA685S01E

Total	$50,000.00

Comments:

Method of Payment:

☐ By Check	☐ By Wire	☑ Advance Against Loan No. RIA685S01E

Amount due upon execution of agreement(s) detailed above.

Remit to:	Loan Processing Closing
CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

Return this copy with payment instructions.